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                                                                   EXHIBIT 23.8


                [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]



                                April 10, 1995



Goodrich Petroleum Corporation
5847 San Felipe, Suite 700
Houston, Texas 77057

Gentlemen:

Lee Keeling and Associates, Inc. hereby consents to the use of its name and reference to it as an expert with respect to the information regarding the oil and gas reserves of Patrick Petroleum Company in a Registration Statement on a Form S-4 of Goodrich Petroleum Corporation.



                                                LEE KEELING AND ASSOCIATES, INC.

                                                By /s/  KENNETH RENBERG
                                                    -------------------------
                                                        Kenneth Renberg,
                                                        Vice President